                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /        Preliminary Proxy Statement
/X/        Definitive Proxy Statement
/ /        Definitive Additional Materials
/ /        Soliciting Material Under Rule 14a-12
/ /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                REPLIGEN CORPORATION
-----------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the
                              Registrant)

Payment of filing fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                NOT APPLICABLE
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transactions
                applies:
                NOT APPLICABLE
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                NOT APPLICABLE
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                NOT APPLICABLE
                ----------------------------------------------------------
           (5)  Total fee paid:
                NOT APPLICABLE
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials:
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                NOT APPLICABLE
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                NOT APPLICABLE
                ----------------------------------------------------------
           (3)  Filing Party:
                NOT APPLICABLE
                ----------------------------------------------------------
           (4)  Date Filed:
                NOT APPLICABLE
                ----------------------------------------------------------

                              REPLIGEN CORPORATION
                               117 FOURTH AVENUE
                               NEEDHAM, MA 02494
                                 (781-449-9560)

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

To the Stockholders:

    The Annual Meeting of Stockholders of Repligen Corporation, a Delaware corporation ("Repligen"), will be held on Thursday, September 14, 2000, 10:00 a.m. local time, at the offices of Repligen, 117 Fourth Avenue, Needham, Massachusetts for the following purposes:

    1.  To elect a Board of Directors for the ensuing year;

    2. To ratify the selection of Arthur Andersen LLP as the independent auditors of Repligen for the fiscal year ending March 31, 2001;

    3. To consider and act upon a proposal to amend the 1992 Repligen Corporation Stock Option Plan, as amended, to increase both the number of options the Company automatically grants per year and the aggregate number of options granted to its non-employee directors.

    4. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

    Stockholders entitled to notice of and to vote at the Annual Meeting shall be determined as of the close of business on July 17, 2000, the record date fixed by the Board of Directors for such purpose.

                                          By Order of the Board of Directors
                                          Daniel P. Witt, Secretary

Needham, Massachusetts
July 21, 2000

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. YOU MAY ALSO VOTE BY TELEPHONE OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS LISTED IN THE PROXY CARD.

                              REPLIGEN CORPORATION
                               117 FOURTH AVENUE
                               NEEDHAM, MA 02494

                            ------------------------

                                PROXY STATEMENT
                                 JULY 21, 2000

    Proxies in the form included with this proxy statement are solicited by the Board of Directors (the "Board") of Repligen Corporation, a Delaware corporation ("Repligen"), for use at the Annual Meeting of Stockholders of Repligen to be held, pursuant to the accompanying Notice of Annual Meeting, on Thursday, September 14, 2000, 10:00 a.m. local time, or at any adjournments thereof (the "Annual Meeting" or the "Meeting"), at Repligen's principal executive offices at 117 Fourth Avenue, Needham, Massachusetts 02494. Only stockholders of record as of July 17, 2000 (the "Record Date") will be entitled to notice of and to vote at the Meeting and any adjournments thereof. As of the Record Date, 26,558,400 shares of Common Stock, $.01 par value (the "Common Stock"), of Repligen were issued and outstanding.

    Repligen's Annual Report to Stockholders, containing financial statements for the fiscal year ended March 31, 2000, is being provided together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first provided to stockholders on or about August 7, 2000.

    The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Stockholders may vote by proxy by completing, signing, dating and returning the accompanying proxy card or by voting by telephone or via the internet in accordance with the instructions listed on the proxy card. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by: (1) filing with the Secretary of Repligen, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Repligen or by telephone or internet, in accordance with the instructions listed on the proxy card, before the taking of the vote at the Annual Meeting; or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For those stockholders who submit a proxy by telephone or via the internet, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is the date of the proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Repligen Corporation, 117 Fourth Avenue, Needham, Massachusetts 02494, Attention: Secretary, at or before the taking of the vote at the Annual Meeting.

    Each of the persons named as attorneys in the proxies is a director and/or officer of Repligen. All properly-executed proxies returned in time to be counted at the Annual Meeting will be voted as stated below under the heading "Voting Procedures." Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board by writing that nominee's name on the space provided on the proxy card, checking the box next to the name of such individual if voting by proxy via the internet or, if using the telephone to vote by proxy, by following the verbal instructions for entering the two digit number appearing on the proxy card immediately before the name of such individual. In addition to the election of Directors, the stockholders will consider and vote upon a proposal to ratify the selection of auditors and will consider and vote upon a proposal to amend the 1992 Repligen Corporation Stock Option Plan, as amended ("the Plan"), as further described in this proxy statement. Where a choice has been specified on the proxy with respect to a matter, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

    The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

                               VOTING PROCEDURES

    The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

    ELECTION OF DIRECTORS. Directors are elected by plurality of the votes cast, in person or by proxy, at the Annual Meeting. The five nominees who receive the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected Directors for a one-year term. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee's achievement of a plurality. Shares present at the meeting or represented by proxy where the stockholder properly withholds authority to vote by marking the "WITHHOLD" box on the proxy for such nominee will not be counted toward such nominee's achievement of plurality.

    OTHER MATTERS. For all other matters being submitted to stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Shares voted to abstain are included in the number of shares present or represented and voting on each matter. Shares subject to broker "non-votes" are not considered to have been voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

    EquiServe will serve as the Inspector of Elections and will count all votes and ballots.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

    The following table sets forth, as of June 30, 2000, the name of each person who, to Repligen's knowledge based upon representations and publicly available filings, beneficially owned more than 5% of the shares of Common Stock of Repligen outstanding at that date, the number of shares beneficially owned by each of these persons, and the percentage of the outstanding shares of the Company beneficially owned by each of these persons.

NAME AND ADDRESS OF                                            AMOUNT AND NATURE OF     PERCENT OF
BENEFICIAL OWNERSHIP                                          BENEFICIAL OWNERSHIP(1)    CLASS(2)
--------------------                                          -----------------------   ----------
Lindsay A. Rosenwald, M.D. (3)..............................         4,884,700             18.4%
c/o Paramount Capital Asset Management, Inc.
787 Seventh Avenue
New York, NY 10019

------------------------

(1) Beneficial ownership, as such term is used herein, is determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, and includes voting and/or investment power with respect to shares of Common Stock of Repligen. Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares. The shares shown include shares issuable pursuant to options or warrants held by the named person that may be exercised within 60 days of June 30, 2000.

(2) Percentages of ownership are based upon 26,551,150 shares of Common Stock issued and outstanding as of June 30, 2000. Shares of Common Stock that may be acquired pursuant to options or warrants that are exercisable within 60 days of June 30, 2000 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for the percentage ownership of any other person.

(3) Paramount Capital Asset Management, Inc. ("PCAM") is the general partner of each of the Aries Domestic Fund, L.P. ("Aries I") and Aries Domestic Fund II, L.P. ("Aries II"), each a Delaware limited partnership, and also serves as the investment manager of the Aries Master Fund II, a Cayman Island exempted company (the "Master Fund" together with Aries I and Aries II, the "Aries Funds"). Dr. Lindsay Rosenwald is the chairman and sole stockholder of PCAM. As a result, Dr. Rosenwald and PCAM may be deemed to have voting and investment control over the securities of Repligen Corporation owned by the Aries Funds under Rule 16a-(a)(i) of the Securities Exchange Act of 1934. Dr. Rosenwald and PCAM disclaim beneficial ownership of the securities held by the Aries Funds, except to the extent of their pecuniary interest therein, if any.

    Securities beneficially owned by Dr. Rosenwald consist of the following:

    a)  3,296,122 shares of Common Stock owned by the Master Fund,

    b)  1,334,021 shares of Common Stock owned by Aries I,

    c)  221,807 shares of Common Stock owned by Aries II, and

    d) 32,750 shares of Common Stock which may be acquired upon the exercise of presently exercisable warrants owned directly by Dr. Rosenwald.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    The Board has fixed the number of directors at five. Directors of the Company are elected annually to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

    Shares represented by all proxies received by the Board and not marked or voted so as to withhold authority to vote for any individual director or for any group of directors will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board knows of no reason why any nominee should be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, proxies will be voted or withheld in accordance with the judgment of the persons named as attorneys in the proxies with respect to the directorship for which that nominee was unable or unwilling to serve.

    The nominees for director are Walter C. Herlihy, Ph.D., Robert J. Hennessey, Ph.D., G. William Miller, Alexander Rich, M.D. and Paul Schimmel, Ph.D. All five nominees are currently directors of Repligen.

    The Board unanimously recommends a vote FOR each of the nominees for election as directors.

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

    Repligen's executive officers are appointed by, and serve at the discretion of, the Board. Each executive officer is a full-time employee of Repligen. The directors and executive officers of Repligen are as follows:

NAME                                          AGE                           POSITIONS
----                                        --------                        ---------
Walter C. Herlihy, Ph.D. (3)..............     48      President, Chief Executive Officer, Treasurer and
                                                       Director
James R. Rusche, Ph.D.....................     46      Vice President, Research and Development
Daniel P. Witt, Ph.D......................     52      Vice President, Business Development and Secretary
Robert J. Hennessey (2)...................     54      Director
G. William Miller (1)(2)(3)...............     75      Director
Alexander Rich, M.D. (2)..................     75      Director
Paul Schimmel, Ph.D. (1)(3)...............     59      Director

------------------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

(3) Member of the Executive Committee

                            BIOGRAPHICAL INFORMATION

    WALTER C. HERLIHY, PH.D. joined Repligen in March 1996 as President, Chief Executive Officer and Director in connection with Repligen's merger with Glycan Pharmaceuticals, Inc. From July 1993 to March 1996, Dr. Herlihy was the President and CEO of Glycan Pharmaceuticals, Inc. From October 1981 to
June 1993, he held numerous research positions at Repligen, most recently as Senior Vice President, Research and Development. Dr. Herlihy holds an A.B. degree in chemistry from Cornell University and a Ph.D. in chemistry from MIT.

    JAMES R. RUSCHE, PH.D. joined Repligen in March 1996 as Vice President, Research and Development in connection with Repligen's merger with Glycan Pharmaceuticals, Inc. From July 1994 to March 1996, Dr. Rusche was Vice President, Research and Development of Glycan Pharmaceuticals, Inc. From February 1985 to June 1994, he held numerous research positions at Repligen, most recently as Vice President, Discovery Research. Dr. Rusche holds a B.S. degree in microbiology from the University of Wisconsin, LaCrosse and a Ph.D. in immunology from the University of Florida.

    DANIEL P. WITT, PH.D. joined Repligen in March 1996 as Vice President, Business Development in connection with Repligen's merger with Glycan Pharmaceuticals, Inc. From October 1993 to March 1996, Dr. Witt was Vice President, Business Development of Glycan Pharmaceuticals, Inc. From

April 1983 to September 1993, he held numerous research positions at Repligen, most recently as Vice President, Technology Acquisition. Dr. Witt holds a B.A. degree in chemistry from Gettysberg College and a Ph.D. in biochemistry from the University of Vermont.

    ROBERT J. HENNESSEY has served as a Director of Repligen since July 2000. Mr. Hennessey has served as Chairman of the Board and Chief Executive Officer of Genome Therapeutics Corp., a biotechnology company, since March 1993. From 1990 to 1993, Mr. Hennessey served as the President of Hennessey & Associates Ltd., a strategic consulting firm to biotechnology and healthcare companies. Prior to 1990, Mr. Hennessey held a variety of management positions at Merck, SmithKline, Abbott and Sterling Drug. Mr. Hennessey is also a director of PenWest Pharmaceuticals, a pharmaceutical company.

    G. WILLIAM MILLER has served as a Director of Repligen since January 1982. Mr. Miller is the Chairman of the Board of G. William Miller & Co., Inc., a private merchant banking firm. He has served in that capacity for over five years. From January 1990 until February 1992, Mr. Miller was Chairman and Chief Executive Officer of Federated Stores, Inc., an owner and operator of retail department stores, supermarkets and real estate interests. Mr. Miller is a former Chairman of the Board of Governors of the Federal Reserve System and served as Secretary of the Treasury under President Carter. Mr. Miller is chairman and a director of HomePlace of America, Inc., a specialty retail chain, and a director of the Simon DeBartolo Group, Inc., a real estate investment trust, Dresdner RCM Global Strategic Income Fund, Inc., a mutual fund, and GS Industries, Inc., a producer of steel and related products.

    ALEXANDER RICH, M.D., Co-Founder and Co-Chairman of the Board of Directors of Repligen, has been on the faculty of MIT since 1958 and is the Sedgwick Professor of Biophysics. Internationally recognized for his contributions to the molecular biology of nucleic acids, he has determined their three-dimensional structure and has investigated their activity in biological systems. He is widely known for his work in elucidating the three-dimensional structure of transfer RNA, which is a component of the protein synthesizing mechanism and for his discovery of a novel, left-handed form of DNA. He is a member of the National Academy of Sciences, the American Philosophical Society, the Pontifical Academy of Sciences, Rome and a foreign member of the French Academy of Sciences, Paris. Dr. Rich has been a Director of Repligen since March 1981.
Dr. Rich is a director of Alkermes, Inc., a biotechnology company.

    PAUL SCHIMMEL, PH.D., Co-Founder and Co-Chairman of the Board of Directors of Repligen, has been on the faculty of the Skaggs Institute of Chemical Biology at Scripps Research Institute since 1997. He is well known for his work in biophysical chemistry and molecular biology. His field of specialty is the mechanism of action of proteins and the manner in which they act upon the nucleic acids in the cell. This work involves broad applications of recombinant DNA technology. He is a member of the National Academy of Sciences, received the 1978 ACS/Pfizer award for excellence in enzyme research, and is co-author of a widely read textbook on biophysical chemistry. He also previously served as the Chairman, Director of Biological Chemistry, American Chemical Society.
Dr. Schimmel has been a Director of Repligen since March 1981. Dr. Schimmel is a director of Alkermes, Inc. and Cubist Pharmaceuticals, Inc., both biotechnology companies.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Lindsay A. Rosenwald, M.D. is the chairman and sole stockholder of Paramount Capital, Inc. ("Paramount"). As a result of his relationship with PCAM, the Aries Fund and Paramount,

Dr. Rosenwald may be deemed to have voting and investment control over approximately 19% of Repligen's outstanding Common Stock as of June 30, 2000.

    On March 9, 2000, Repligen sold an aggregate of 2,598,927 shares of Common Stock to investors at $8.625 per share for an aggregate consideration of $22.4 million in a private placement pursuant to a stock purchase agreement by and among the investors and Repligen. Paramount acted as the finder for the transaction and Repligen paid Paramount approximately $1.57 million for its services plus Paramount's related transactional expenses, and issued to Paramount warrants to purchase up to 129,946 shares of our common stock at $9.49 per share. Repligen engaged Paramount to act as its finder for that transaction pursuant to a finder's agreement and Repligen terminated the financial advisory agreement (described in the paragraph immediately below) with Paramount for an additional payment by Repligen to Paramount of $200,000 in cash. Repligen registered the 129,946 shares of Common Stock underlying fees, warrants and the Securities and Exchange Commission declared such resale registration statement effective on May 10, 2000.

    Pursuant to a Financial Advisory Agreement dated as of July 15, 1999 by and between Repligen and Paramount, Repligen engaged Paramount as a non-exclusive financial adviser for an initial period of twelve months from the date thereof. In exchange and as consideration for Paramount's financial services, Repligen paid to Paramount $100,000 in cash and issued to Paramount (and its designees) warrants to purchase an aggregate of 100,000 shares of Common Stock of Repligen (the "Warrants"). Each Warrant is exercisable at $2.75 per share at any time prior to July 15, 2004. Repligen registered the shares underlying these warrants and the Securities and Exchange Commission declared such resale registration statement effective on March 10, 2000.

    No family relationship exists among the officers and directors of Repligen.

        INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board met five times during the fiscal year ended March 31, 2000. During the fiscal year ended March 31, 2000, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served.

    The Board has a standing Audit Committee, Compensation Committee and Executive Committee. The Audit Committee, currently consisting of Mr. Miller, Mr. Hennessey and Dr. Rich, is responsible for determining the adequacy of Repligen's internal accounting and financial controls. The Audit Committee met once with management and Repligen's independent public accountants to review matters pertaining to the 2000 fiscal year audit. No member of the Audit Committee is a member of Repligen's management. The Compensation Committee, currently consisting of Dr. Schimmel and Mr. Miller, is responsible for reviewing matters pertaining to the compensation of Repligen's officers and the granting of stock options (other than stock options which are automatically granted to certain members of the Board pursuant to Repligen's stock option plan) and contributions to Repligen's Employee Stock Ownership Plan. See "Compensation of Directors" and "Compensation Committee Report to Shareholders." The Compensation Committee met once during the fiscal year ended March 31, 2000. No member of the Compensation Committee is a member of Repligen's management. The Executive Committee, currently consisting of Mr. Miller, Dr. Schimmel and Dr. Herlihy (an employee of Repligen), is authorized to exercise certain powers of the Board not specifically reserved to the Board by Repligen's By-Laws or the General Corporation Law of the State of Delaware. The Board does not have a standing nominating committee.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information as of June 30, 2000 with respect to beneficial ownership of shares of Repligen's Common Stock by all directors and executive officers named in the Summary Compensation Table set forth below under "Summary of Executive Compensation" individually, and by all directors and executive officers of Repligen as a group.

                                                                AMOUNT AND NATURE OF     PERCENT OF
BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP (1)   CLASS (2)
----------------                                              ------------------------   ----------
Paul Schimmel, Ph.D. (3)....................................             630,082           2.4%
Alexander Rich, M.D. (4)....................................             455,700           1.7%
G. William Miller (5).......................................             113,000             *
Robert J. Hennessey (6).....................................              21,000             *
Walter C. Herlihy (7).......................................             459,168           1.7%
James R. Rusche (8).........................................             192,668             *
Daniel P. Witt (9)..........................................             162,668             *
All directors and executive officers as group (7 persons)
  (10)......................................................           2,034,286           7.5%

------------------------

*   Less than one percent

(1) Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares. The shares shown include shares issuable pursuant to options held by the named person that may be exercised within 60 days of June 30, 2000.

(2) Percentages of ownership are based upon 26,551,150 shares of Common Stock issued and outstanding as of June 30, 2000. Shares of Common Stock that may be acquired pursuant to options that are exercisable within 60 days of June 30, 2000 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for the percentage ownership of any other person.

(3) Includes 15,000 shares issuable pursuant to stock options which are exercisable within 60 days of June 30, 2000.

(4) Includes 60,000 shares held by Dr. Rich's spouse. Includes 15,000 shares issuable pursuant to stock options which are exercisable within 60 days of June 30, 2000.

(5) Includes 21,000 shares issuable pursuant to stock options which are exercisable within 60 days of June 30, 2000.

(6) Includes 43,000 shares issuable pursuant to stock options which are exercisable within 60 days of June 30, 2000.

(7) Includes 317,500 shares issuable pursuant to stock options which are exercisable within 60 days of June 30, 2000.

(8) Includes 83,000 shares issuable pursuant to stock options which are exercisable within 60 days of June 30, 2000.

(9) Includes 73,000 shares issuable pursuant to stock options which are exercisable within 60 days of June 30, 2000.

(10) Includes 567,500 shares issuable pursuant to stock options which are exercisable within 60 days of June 30, 2000.

                       SUMMARY OF EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The table below shows compensation information with respect to services rendered to Repligen in all capacities during the fiscal years ended March 31, 2000, 1999 and 1998 for the Chief Executive Officer and each of Repligen's other most highly compensated executive officers who earned more than $100,000 in salary and bonus in fiscal 2000 and were serving as executive officers as of March 31, 2000 (collectively, the "Named Executive Officers").

                                                                        ANNUAL               LONG-TERM
                                                                   COMPENSATION(1)        COMPENSATION(2)
                                                                ----------------------   -----------------
                                                      FISCAL                             SHARES UNDERLYING
NAME AND PRINCIPLE POSITION                            YEAR     SALARY ($)   BONUS ($)      OPTIONS (#)
---------------------------                          --------   ----------   ---------   -----------------
Walter C. Herlihy, Ph.D............................    2000      $190,000     $50,000              --
President and Chief Executive Officer                  1999       180,000      25,000         400,000
                                                       1998       169,600      17,500              --

James R. Rusche, Ph.D..............................    2000      $136,000     $20,000          25,000
Vice President, Research and Development               1999       128,000      15,000          30,000
                                                       1998       121,900      10,000              --

Daniel P. Witt, Ph.D...............................    2000      $136,000     $10,000          25,000
Vice President, Business Development                   1999       128,000      15,000          10,000
                                                       1998       121,900       7,500              --

------------------------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits was less than the lower of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(2) Represents stock options granted during the fiscal years ended March 31, 2000, 1999 or 1998. Repligen did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the fiscal years ended March 31, 2000, 1999 or 1998.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table shows information regarding stock options granted to the Named Executive Officers during the fiscal year ending March 31, 2000.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF
                                      NUMBER OF     PERCENT OF                                   STOCK PRICE
                                      SECURITIES   TOTAL OPTIONS                              APPRECIATION FOR
                                      UNDERLYING    GRANTED TO     EXERCISE                    OPTION TERM(2)
                                       OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION   ---------------------
NAME                                  GRANTED(#)    FISCAL YEAR    ($/SHARE)      DATE         5%          10%
----                                  ----------   -------------   ---------   ----------   ---------   ---------
Walter C. Herlihy, Ph.D.............        --          --              --            --          --          --
James R. Rusche, Ph.D.(1)...........    25,000          15%          $2.75      4/7/2009    $323,203    $555,369
Daniel P. Witt, Ph.D.(1)............    25,000          15%          $2.75      4/7/2009    $323,203    $555,369

------------------------

(1) The option holder may exercise the option to purchase 20% of these shares of common stock on April 7, 2000 and an additional 20% per year on the next four anniversaries thereof.

(2) These amounts represent hypothetical gains that could be achieved from the exercise of respective options and the subsequent sale of the Common Stock underlying such options if the options were exercised immediately prior to the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, the date on which the options are exercised, and the date on which the underlying shares of Common Stock are sold. These rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent Repligen's estimate or projection of the future Common Stock price.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table provides information regarding stock option exercises by the Named Executive Officers and the number and value of the Named Executive Officers' unexercised options at March 31, 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

                                                                                                VALUE OF UNEXERCISED
                                                                    NUMBER OF OPTIONS           IN-THE-MONEY OPTIONS
                                   SHARES                         AT FISCAL YEAR-END(2)         AT FISCAL YEAR-END(3)
                                 ACQUIRED ON        VALUE      ---------------------------   ---------------------------
NAME                           EXERCISE (#)(1)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ---------------   -----------   -----------   -------------   -----------   -------------
Walter C. Herlihy, Ph.D......            --              --      317,500        232,500      $2,618,488     $1,912,863
James R. Rusche, Ph.D........            --              --       83,000         52,000         681,535        401,910
Daniel P. Witt, Ph.D.........            --              --       73,000         42,000         599,345        319,720

------------------------

(1) None of the Named Executive Officers exercised any stock options during the fiscal year ended March 31, 2000.

(2) Represents the aggregate number of stock options held as of March 31, 2000 which can and cannot be exercised pursuant to the terms and provisions of the applicable stock option agreements and the Plan.

(3) The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options. The fair market value of in-the-money options was calculated on the basis of the closing price per share for Common Stock on the Nasdaq National Market of $9.625 on March 31, 2000. All of the options were in-the-money as of March 31, 2000.

                           COMPENSATION OF DIRECTORS

    Drs. Schimmel and Rich, the Co-Chairmen of the Board of Directors, are compensated pursuant to consulting agreements described below and receive no separate compensation for attendance at meetings or otherwise as directors.

    Under the terms of the Plan, currently in effect, each non-employee director, beginning on September 16, 1996, is granted an option to purchase 5,000 shares of Common Stock at an option price equal to the fair market value of the Common Stock on the date of grant, determined in accordance with the terms of the Plan (the "Board Options"). These options vest in full on the first anniversary of the date of the grant, provided such person is still a director on such anniversary. Additionally, each newly-elected, non-employee director who joins the Board is entitled to receive a Board Option to purchase 24,000 shares of Common Stock on the date he or she joins the Board. These initial Board Options vest equally over a three-year period from the date of grant. Board Options have a term of ten years, subject to early termination in the event of death, removal or resignation from the Board. No director is entitled to receive Board Options covering more than an aggregate of 50,000 shares. If the stockholders approve the amendment to the Plan as described in Proposal 3 herein, beginning in fiscal year 2001, each non-employee director will receive an option to purchase 10,000 shares of Common Stock to vest in full on the first anniversary of the date of the grant, provided that such person is still a director on such anniversary. No director would be entitled to receive Board Options covering more than a aggregate of 100,000 shares.

    Beginning in August 1999, Mr. Hennessey and Mr. Miller receive $1,000 plus expenses for each board meeting attended.

    Repligen paid Drs. Schimmel and Rich $49,200 and $43,200, respectively, during the fiscal year ended March 31, 2000 pursuant to consulting agreements which have similar terms. These agreements are automatically extended for successive one-year terms unless terminated by either party at least 90 days prior to the next anniversary date. Dr. Schimmel's agreement continues until September 30, 2000 and Dr. Rich's agreement continues until October 31, 2000. Drs. Schimmel and Rich have advised Repligen that they have no present intention of terminating their agreements.

EXECUTIVE EMPLOYMENT AGREEMENTS

    On March 14, 1996, Repligen entered into a letter of agreement with Drs. Herlihy, Rusche, and Witt in connection with Repligen's acquisition and merger with Glycan Pharmaceuticals, Inc. (the "Herlihy Agreement," the "Rusche Agreement," and the "Witt Agreement," respectively). Under the terms of the Herlihy Agreement, Dr. Herlihy is entitled to a minimum salary of $160,000 per annum, subject to periodic increases at the discretion of the Board of Directors. Additionally, Dr. Herlihy is eligible for participation in all of Repligen's welfare, profit sharing, retirement and savings plans on the same basis as other employees of Repligen. Pursuant to the Herlihy Agreement, Repligen granted Dr. Herlihy a stock option to purchase 100,000 shares of the Common Stock at $1.25 per share, vesting at 20% per annum over five years.
Dr. Herlihy's employment may be terminated, with or without cause, by either party upon 30 days prior written notice. In such event, Dr. Herlihy would be entitled to continue receiving his salary for a period of eight months or until he finds other employment, whichever occurs first.

    Under the terms of the Rusche Agreement, Dr. Rusche is entitled to a minimum salary of $115,000 per annum, subject to periodic increases at the discretion of the Board of Directors. Additionally, Dr. Rusche is eligible for participation in all of Repligen's welfare, profit sharing, retirement and savings plans on the same basis as other employees of Repligen. Pursuant to the Rusche Agreement, Repligen granted Dr. Rusche a stock option to purchase 60,000 shares of the Common Stock at $1.25 per share, vesting at 20% per annum over five years.
Dr. Rusche's employment may be terminated, with or without cause, by either party upon 30 days prior written notice. In such event, Dr. Rusche would be entitled to continue receiving his salary for a period of six months or until he finds other employment, whichever occurs first.

    Under the terms of the Witt Agreement, Dr. Witt is entitled to a minimum salary of $115,000 per annum, subject to periodic increases at the discretion of the Board of Directors. Additionally, Dr. Witt is eligible for participation in all of Repligen's welfare, profit sharing, retirement and savings plans on the same basis as other employees of Repligen. Pursuant to the Witt Agreement, Repligen granted Dr. Witt a stock option to purchase 60,000 shares of the Common Stock at $1.25 per share, vesting at 20% per annum over five years. Dr. Witt's employment may be terminated, with or without cause, by either party upon 30 days prior written notice. In such event, Dr. Witt would be entitled to continue receiving his salary for a period of six months or until he finds other employment, whichever occurs first.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently consists of Dr. Schimmel and
Mr. Miller. No member of the Compensation Committee is a current or former employee of Repligen. There are no

Compensation Committee interlocks between Repligen and any other entities involving any of the executive officers or directors of such entities.

                         STOCK PRICE PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the cumulative total stockholder return (change in stock price plus reinvested dividends) on Repligen's Common Stock for the period from March 31, 1995 through March 31, 2000 with the cumulative total return for the Nasdaq Stock Market Index (U.S.) (the "Nasdaq Composite Index") and the Nasdaq Pharmaceutical Stock Index (the "Nasdaq Pharmaceutical Index"). The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of Repligen's Common Stock. Assumes $100 invested on March 31, 1995 in each of Repligen's Common Stock, the securities comprising the Nasdaq Composite Index and the securities comprising the Nasdaq Pharmaceutical Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

YEAR  RGEN CLOSING STOCK PRICE  NASDAQ PHARMACEUTICAL STOCK INDEX  NASDAQ STOCK MARKET INDEX (U.S.)
1995                       100                                100                               100
1996                        63                                176                               136
1997                        87                                161                               151
1998                        70                                193                               229
1999                       181                                245                               309
2000                       570                                509                               574

                 COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

    The Compensation Committee, which meets on a periodic basis, is comprised of two non-employee members of the Board of Directors. The Committee formulates and administers Repligen's compensation policies for the President and Chief Executive Officer and all vice presidents of Repligen. The Committee is also responsible for determining to whom and under what terms stock options should be granted (other than options which are automatically granted to members of the Board of Directors) under the Plan.

COMPENSATION PHILOSOPHY

    In designing its compensation programs, Repligen takes into account a number of considerations, some relevant to companies in general and some relevant primarily to biotechnology and other research and development intensive companies. The ultimate goal of Repligen's compensation program is to motivate each employee to enhance stockholder value, to provide a fair reward for this effort, and to stimulate each employee's professional and personal growth. In addition, Repligen's compensation program attempts to achieve the following:

    - Provide compensation which is consistent with Repligen's annual and long-term objectives and achievements;

    - Promotion and reward of individual initiative, effort and accomplishment; and

    - Establishment of a competitive total compensation package that enables Repligen to attract and retain qualified and motivated personnel.

PERFORMANCE CRITERIA

    Since Repligen is still in the process of developing its proprietary products and because of the highly volatile nature of biotechnology stocks in general, it is not appropriate to use the traditional performance standards, such as profit levels and stock performance, to measure the success of Repligen and an individual's contribution to that success.

    Accordingly, the compensation of executive officers is based, for the most part, on the achievement of certain goals by Repligen as a whole and the individual (and his or her business unit) concerned. The Committee therefore examines three specific areas in formulating the compensation packages of its three most senior executives. Criteria and specific goals within each category are as follows:

    COMPANY PERFORMANCE:

    - The extent to which key research, clinical, product manufacturing, product sales and financial objectives of Repligen have been met during the preceding fiscal year;

    - The development, acquisition and licensing of key technology; and

    - The achievement by Repligen of certain milestones, whether specified in agreements with third party collaborators or determined internally.

    EXECUTIVE PERFORMANCE:

    - An executive's involvement in and responsibility for the development and implementation of strategic planning and the attainment of strategic objectives of Repligen;

    - The participation by an executive in the relationship between Repligen and the investment community;

    - The involvement of an executive in personnel recruitment, retention and morale; and

    - The responsibility of the executive in working within budgets, controlling costs and other aspects of expense management.

    OTHER FACTORS:

    - The necessity of being competitive with companies in the pharmaceutical and biotechnology industries, taking into account relative company size, stage of development, performance and geographic location as well as individual responsibilities and performance.

    MIX OF COMPENSATION

    Repligen's executive compensation has four principal components:

    - base salary;

    - annual cash bonuses;

    - incentive and/or non-qualified stock options; and

    - miscellaneous benefits.

    In each case, the Committee regularly compares the individual elements comprising Repligen's executives' mix of compensation to that of a similar group of other biotechnology companies.

    The comparison group is based on a multi-tiered classification of representative companies within the biotechnology industry according to numerous characteristics, including but not limited to company size, the number of proprietary products, stage of development of Repligen's products and total revenues. The tiered classification of biotechnology companies is reviewed annually and, if appropriate, revised as members of such tiers change from year to year.

    After completing a review of the comparison group's compensation policies, the Committee determines competitive compensation levels for each executive position.

    Levels of base salary are reviewed on an annual basis by the Committee. Base salary may be altered in line with changes in compensation amongst the companies included in the Committee's comparison group and further adjusted if the committee determines that an executive's contribution to Repligen has increased or decreased.

    Annual cash bonuses are voted in April and calculated as a percentage of an executive's base salary as determined by both the bonus schedule that is established at the beginning of each fiscal year and by the various criteria set forth above. Stock options are also awarded from time to time based upon the same criteria and are intended both to retain and reward the executive and to provide further incentive for him or her to continue contributing to the long-term success of Repligen.

    In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), Repligen cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation

Committee has considered the limitations on deductions imposed by
Section 162(m) of the Code, and it is the Committee's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Respectfully submitted by the Compensation Committee,

G. William Miller
Paul Schimmel, Ph.D.

    The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent that Repligen specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         PROPOSAL 2--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board has selected the firm of Arthur Andersen LLP, certified public accountants, upon recommendation of the Audit Committee of the Board, as independent auditors for Repligen to examine and report on its financial statements for the 2001 fiscal year, which appointment is being submitted to the stockholders for ratification at the Annual Meeting. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. The appointment of the independent auditors will be ratified if it receives the affirmative vote of the holders of a majority of shares of the Common Stock of Repligen present at the Annual Meeting, in person or by proxy. Submission of the appointment of the auditors to the stockholders for ratification will not limit the authority of the Board to appoint another accounting firm to serve as independent auditors if the present auditors resign or their engagement is otherwise terminated.

    The Board recommends a vote FOR the ratification of Arthur Andersen LLP as independent auditors.

       PROPOSAL 3--AMEND THE 1992 REPLIGEN CORPORATION STOCK OPTION PLAN

PROPOSED AMENDMENT

    The 1992 Repligen Corporation Stock Option Plan was adopted by the Company's Board of Directors and approved by the Company's stockholders in September 1993 and subsequently amended in April 1994 and September 1996 (referred to herein as the "Plan"). The Board of Directors has approved and recommended to the stockholders that they approve an amendment to increase the number of stock options granted automatically to non-employee directors of the Company under the Plan as of September 14, 2000.

    Under the terms of the Plan, as currently in effect, each non-employee director is entitled to a grant of an option to purchase 24,000 shares of Common Stock on the date such person becomes a member of the Board of Directors. Such options vest equally over a three-year period from the date of grant. Annually each of its non-employee existing directors is granted an option to purchase 5,000 shares of Common Stock to vest in full on the first anniversary of the date of the grant, provided such person is still a director on such anniversary. The Plan presently provides for an overall limitation on Board Options of 50,000 Board Options per eligible director.

    The Board proposes to amend the Plan by granting, annually to each of its non-employee existing directors, an option to purchase 10,000 shares of Common Stock to vest in full on the first anniversary of the date of the grant, provided such person is still a director on such anniversary. Accordingly, the Board also proposes to increase the overall limitation of Board Options permissible for grant to 100,000 per eligible director.

    The Company's management relies on stock options as part of the compensation packages necessary for the Company to attract and retain experienced officers, employees and directors. The Board of Directors of the Company believes that the proposed increase in the number of shares to be automatically granted to non-employee directors as Board Options will enable the Company to secure the attraction and retention of superior individuals to serve as director.

    The following table sets forth information regarding options which would have been granted to each of Repligen's Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group and all employees other than executive officers as a group, had the proposed amendment been in effect during the fiscal year ended
March 31, 2000.

NAME AND POSITION                                             NUMBER OF OPTIONS GRANTED
-----------------                                             -------------------------
Walter C. Herlihy, Ph.D.....................................
President and Chief Executive Officer                                      --

James R. Rusche, Ph.D.......................................
Vice President, Research and Development                               25,000

Daniel P. Witt, Ph.D........................................
Vice President, Business Development                                   25,000

Executive Group (3 persons).................................           50,000

Non-Executive Director Group (4 persons)....................           40,000

Non-Executive Officer Employee Group (30 persons)...........           95,000

    The Plan may not be amended to increase the maximum number of shares which may be granted under the Plan (except under the anti-dilution provisions contained therein) or to change the class of persons to whom options may be granted without the affirmative vote of holders of Repligen's Common Stock.

SUMMARY OF THE PLAN, AS PRESENTLY IN EFFECT

    The text of the Plan, with the proposed amendment described above, is attached to this proxy statement as APPENDIX A. The following is a summary of the Plan and should be read together with the full Plan text.

TYPES OF OPTIONS AUTHORIZED BY THE PLAN

    The Plan permits the Company to grant both incentive stock options ("Incentive Stock Options" or "ISOs") within the meaning of Section 422 of the Code, and other options which do not qualify as Incentive Stock Options (the "Non-Qualified Options"). Non-Qualified Options will be granted in the sole discretion of the Committee referred to below and certain other options (the "Board Options") are granted to eligible non-employee members of the Board of Directors in accordance with the Plan.

    As of June 30, 2000, the aggregate number of shares of Common Stock reserved for issuance under the Plan is 3,276,319. The last reported sale price of Repligen's Common Stock (symbol RGEN) on the Nasdaq National Market on July 17, 2000 was $7.56 per share.

ADMINISTRATION

    To the extent that any issue arising under the Plan relates to Incentive Stock Options and Non-Qualified Options, the members of a committee (the "Committee") composed of two or more non-employee members of the Board of Directors who do not receive discretionary options under the Plan and who have not at any time within one year prior to their appointment as members of the Committee received discretionary grants or awards under any other stock plan of the Company or its subsidiaries administers the Plan. The members of the Committee are eligible to receive Board Options which are not discretionary in nature. To the extent that any issue arising under the Plan relates to the granting of Board Options, Repligen has designed the Plan to operate automatically and without the need for administration; however, to the extent that such administration is necessary the Committee will provide it.

ELIGIBILITY

    INCENTIVE STOCK OPTIONS. Repligen grants Incentive Stock Options only to employees of the Company or its subsidiaries.

    NON-QUALIFIED OPTIONS. Repligen grants Non-Qualified Options under the Plan to directors and officers of the Company and full or part-time employees employed on a salaried or commission basis by the Company or its subsidiaries, as well as any individual performing services for the Company or any subsidiary as an independent contractor.

    BOARD OPTIONS. Repligen grants Board Options only to members of the Board of Directors of the Company, who are not employees of either the Company or its subsidiaries.

GRANTS UNDER THE PLAN

    INCENTIVE STOCK OPTIONS AND NON-QUALIFIED OPTIONS. Subject to the terms of the Plan, the Committee has full authority to determine the individuals to whom, and the time or times at which, Incentive Stock Options and Non-Qualified Options are granted.

    BOARD OPTIONS. Each eligible director of the Company is entitled to receive an option to purchase 5,000 shares of Common Stock and each person who becomes a non-employee member of the Board of Directors shall receive at the time such person first becomes a member of the Board of Directors an option to purchase 24,000 shares of Common Stock. The Plan provides for an overall limitation that no member of the Board of Directors shall receive Board Options for in excess of 50,000 shares of Common Stock.

OPTION PRICES

    INCENTIVE STOCK OPTIONS. The purchase price of Common Stock under each Incentive Stock Option shall not be less than 100% of the fair market value of the stock at the time of the granting of the option. For purposes of the Plan, "fair market value" is equal to the NASDAQ National Market closing price (or the closing price on an exchange if the Common Stock is then traded on an exchange) per share of Common Stock for the date of the grant of an option, or such other amount as shall be determined from time to time by the Committee pursuant to criteria which it may deem to be appropriate.

    NON-QUALIFIED OPTIONS. The purchase price of Common Stock under Non-Qualified Options shall be as determined in the sole discretion of the Committee, although in no case shall the price per share be less than the par value per share of Common Stock.

    BOARD OPTIONS. The purchase price of the Common Stock under each Board Option shall be equal to the NASDAQ National Market System closing price on the date of the grant of such Board Option.

TERM

    If not presently exercised, all options granted under the Plan will expire no later than ten years after the date of grant thereof.

ADJUSTMENTS

    The Plan provides for adjustments in the number of shares reserved and in option prices in the event of a stock dividend or stock split and for other equitable adjustments in the event of recapitalization, merger or similar occurrences.

FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. The following general rules are applicable under current federal income tax law to ISOs under the Plan:

    1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to the Company upon either grant or exercise of an ISO.

    2.  If shares acquired upon exercise of an ISO are not disposed of within
(i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

    3. If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the requisite Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

    4. In any year that an optionee recognizes compensation income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

    5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

    6. Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

    7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

    8. In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules under the Code. The Code provides that an "alternative minimum tax" (at a maximum rate of 26% or 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

    NON-QUALIFIED OPTIONS AND BOARD OPTIONS. The following general rules are applicable under current federal income tax law to Non-Qualified Options and Board Options granted under the Plan:

    1. The optionee generally does not realize any taxable income upon the grant of a Non-Qualified Option or a Board Option, and the Company is not allowed a federal income tax deduction by reason of such grant.

    2. The optionee generally will recognize ordinary compensation income at the time of exercise of a Non-Qualified Option or a Board Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

    3. When the optionee sells the shares, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

    4. The Company generally should be entitled to a federal income tax deduction when compensation income is recognized by the optionee.

    5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

    The Board of Directors recommends a vote FOR the approval of the proposal to amend the 1992 Repligen Corporation Stock Option Plan, as amended to increase the number of Board Options that Repligen automatically grants per year and the aggregate number of Board Options that the Company will automatically grant to its non-employee directors under the Plan.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPILANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires Repligen's directors, executive officers, and holders of more than ten percent of Repligen's Common Stock (collectively, "Reporting Persons"), to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock of Repligen. Such Reporting Persons are required by SEC regulation to furnish Repligen with copies of all
Section 16(a) reports they file. Based on its review of the copies of such filings received by it with respect to the fiscal year ended March 31, 2000, Repligen believes that all required persons complied with all Section 16(a) filing requirements with respect to the fiscal year ended March 31, 2000.

                            STOCKHOLDERS' PROPOSALS

    The deadline for submission of proposals by stockholders pursuant to Rule 14a-8 issued under the Exchange Act, which are intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of Stockholders of Repligen, is March 20, 2001. The deadline for submission of proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of Repligen (which are not otherwise submitted for inclusion in the proxy statement in accordance with the preceding sentence) is June 23, 2001. In submitting such proposals, stockholders must comply with the requirements set forth in Rule 14a-4(c) (2)(i)-(iii) under the Exchange Act and the other requirements of the proxy solicitation rules of the SEC. In order to curtail any controversy as to the date on which a proposal was received by Repligen, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                                 OTHER BUSINESS

    Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the Proxies will be voted by the persons named therein in accordance with their judgment on such matters.

    Even if you plan to attend the Meeting in person, please sign, date and return the enclosed Proxy promptly. A postage-paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

                           EXPENSES AND SOLICITATION

    The cost of solicitation will be borne by Repligen, and in addition to directly soliciting stockholders by mail, Repligen may request banks and brokers to solicit their customers who have stock of Repligen registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of Repligen may also be made of some stockholders in person or by mail or telephone following the original solicitation. Repligen may, if appropriate, retain an independent proxy solicitation firm to assist Repligen in soliciting proxies. If Repligen does retain a proxy solicitation firm, Repligen would pay such firm's customary fees and expenses, expected to be approximately plus $10,000 plus expenses.

                                                                      APPENDIX A

            1992 REPLIGEN CORPORATION STOCK OPTION PLAN, AS AMENDED

    1.  PURPOSE OF THE PLAN; COMPLIANCE WITH RULE 16B-3.

    (a) The 1992 Repligen Corporation Stock Option Plan, as amended (the "Plan") is intended as an incentive to, and to encourage ownership of the stock of Repligen Corporation, a Delaware corporation (the "Company") by, qualified employees, outside directors and consultants of the Company and its subsidiaries. It is intended that certain options granted thereunder will qualify as incentive stock options (the "Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and that other options granted thereunder will not qualify as Incentive Stock Options. Of such latter options, certain options (the "Non-Qualified Options") will be granted in the sole discretion of the Committee referred to in
Section 4 hereof (the "Committee") and certain other options (the "Board Options") will be granted to non-employee members of the Board of Directors of the Company (the "Board of Directors") in accordance with the provisions of
Section 5 hereof.

    (b) With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), transactions thereunder are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent that any provision of the Plan or action of the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and (in the case of Incentive Stock Options and Non-Qualified Options) deemed advisable by the Committee.

    2.  COMMON STOCK SUBJECT TO THE PLAN.

    (a) Two million (2,000,000) shares of the authorized but unissued Common Stock, $0.01 par value per share, of the Company have been allocated to the Plan and will be reserved for issuance upon the exercise of options granted under the Plan.

    (b) In addition, shares authorized and reserved for issuance under the Company's 1982 Incentive Stock Option Plan, as amended, and 1987 Non-Statutory Stock Option Plan (collectively, the "Prior Plans") which are not used thereunder will also be reserved for issuance upon the exercise of options granted under this Plan. If any option granted under either of the Prior Plans shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for issuance pursuant to the provisions of the Plan. The maximum number of shares of Common Stock which may be issued in accordance with the provisions of this
Section 2(b) shall be 1,382,125.

    (c) The Company may, in its discretion, use shares held in the treasury in lieu of authorized but unissued shares.

    3.  ADMINISTRATION.

    The Plan shall be administered by the Committee; provided, that with respect to the Board Options, the price, amount and timing of such options shall be solely as set forth below:

    4. THE COMMITTEE; ISSUANCE OF INCENTIVE STOCK OPTIONS AND NON-QUALIFIED OPTIONS.

    (a) The Committee shall at all times be constituted to permit transactions thereunder to comply with Rule 16b-3 under the 1934 Act, or any successor to such Rule, which, as of the date hereof requires that it consist of two or more members of the Board of Directors who do not receive Incentive Stock Options or Non-Qualified Options and who do not receive, and have not at any time within one year prior to their appointment as Committee members received, discretionary grants or awards under any other stock plan of the Company or its subsidiaries. The Committee shall be appointed by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman, and shall hold its meetings at such times and places as it may determine. A majority of its members (or both of its members, if there are only two) shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members, or, if there are only two members, by unanimous vote. Any decision or determination reduced to writing and signed by a majority (or if there are only two, both) of the members shall be fully as effective as if it had been made by a majority (or unanimous, as the case may be) vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

    (b) Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Incentive Stock Options and Non-Qualified Options shall be granted, the number of shares to be subject to each such option, the duration of each such option, the option price and method of payment and the times or time within which (during the term of the option) all or portions of each such option may be exercised. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company's success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan to prescribe, amend and rescind rules and regulations relating thereto, to determine the terms and provisions of the respective stock option agreements in accordance with Section 9 hereof and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this
Section 4(b) shall be conclusive. The Committee shall not have any discretionary authority with respect to the award or terms and conditions of the Board Options.

    5.  ISSUANCE OF BOARD OPTIONS

    Subject to the limitations set forth in this Section 5(a), (i) each non-employee director of the Company, for so long as such person remains a non-employee director of the Company, shall be entitled to receive an annual option to purchase 5,000 shares of Common Stock to vest in full on the first anniversary of the date of the grant, provided such person is still a director on such anniversary. and (ii) each person who becomes a member of the Board of Directors who is not employed by the Company after the effective date of the Plan shall receive at the time such person first becomes a member of the Board of Directors an option to purchase 24,000 shares of Common Stock, vesting equally over a three-year period from the date of grant. Notwithstanding anything to the contrary contained herein, no person shall be entitled to receive Board Options pursuant to the Plan covering more than an aggregate 50,000 shares.

    6.  ELIGIBILITY.

    (a) Incentive Stock Options may be granted only to employees of the Company or a subsidiary.

    (b) Non-Qualified Options may be granted only to (i) officers (who may also be directors) and full or part-time employees employed on a salaried or commission basis by the Company or its subsidiaries, (ii) members of the Board of Directors of the Company who are not included within the group of individuals referenced in the foregoing clause, and (iii) any individual performing services for the Company or any subsidiary as an independent contractor pursuant to a written or oral agreement with the Company or a subsidiary.

    (c) Board Options may be granted only to members of the Board of Directors of the Company who are not employees of either the Company or its subsidiaries.

    (d) For purposes of the Plan, the term "subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Section 424 of the Code.

    7.  OPTION PRICES.

    (a) The purchase price of the Common Stock under each Incentive Stock Option shall not be less than 100% of the fair market value of the stock at the time of the granting of the option. For purposes hereof, fair market value shall be equal to the NASDAQ National Market closing price (or the closing price on an exchange if the Common Stock is then traded on an exchange) per share of Common Stock for the day as of which an Incentive Stock Option is granted, or such other amounts (which may be different amounts as between the various types of options) as shall be determined from time to time in good faith by the Committee pursuant to such criteria as it may determine to be appropriate.

    (b) The purchase price of the Common Stock under each Non-Qualified Option shall not be less than the par value of the Common Stock.

    (c) The purchase price of the Common Stock under each Board Option shall be equal to the NASDAQ National Market System closing price (or the closing price on an exchange if the Common Stock is then traded on an exchange) per share of Common Stock for the date of the grant of such Board Option.

    (d) Incentive Stock Options and Non-Qualified Options may be exercised, in the discretion of the Committee, by payment of the option price in full (i) in cash, (ii) by surrender of shares of the capital stock of the Company having a fair market value equal to the option price on the date of exercise, or
(iii) any combination of the foregoing. Board Options may be exercised by payment of the option price in full by means of any of the three methods of payment specified in the preceding sentence.

    (e) The proceeds of sale of stock subject to option are to be added to the general funds of the Company or to the shares of the Common Stock of the Company held in its treasury, and used for its corporate purposes as the Board of Directors shall determine.

    (f) Notwithstanding any provision herein to the contrary, no Incentive Stock Option shall be granted to any individual whose ownership of Common Stock of the Company or one of its subsidiaries exceeds the limitations set forth in
Section 422(b)(6) of the Code unless such option price is at least 110% of the fair market value of the stock at the time of the granting of the option.

    8.  OPTION AMOUNTS.

    The maximum aggregate fair market value (determined at the time an option is granted in the same manner as provided for in Section 7(a) hereof) of the Common Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000.

    9.  FORM OF OPTIONS.

    (a) Incentive Stock Options, Non-Qualified Options and Board Options shall be in such form conforming to applicable legal requirements as shall be approved from time to time by the Committee. The form of any such options may vary among optionees.

    10.  TERM OF OPTIONS; EXERCISE OF OPTIONS.

    (a) The term of each option shall be not more than ten (10) years from the date of granting thereof, provided that no Incentive Stock Option shall be granted to any individual whose ownership of Common Stock of the Company or its subsidiaries exceeds the limitations set forth in Section 422(b)(6) of the Code unless the term of his or her option does not exceed a period of five (5) years from the date of the grant, or such shorter period as is prescribed in
Section 10 hereof.

    (b) Within the limits specified in Section 10(a) hereof, Incentive Stock Options and Non-Qualified Options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all optionees; provided, however, that except as provided in Sections 11 and 12 hereof, no such option granted to an employee of the Company or a subsidiary may be exercised at any time unless the optionee is then an employee of the Company or a subsidiary and has been so employed continuously since the granting of the option.

    (c) Notwithstanding any provision to the contrary contained herein, upon the removal or resignation from the Board of Directors of a holder of a Board Option, such holder may exercise such Board Option within three (3) months of his resignation or removal (but in any case not after ten (10) years from the date of the granting of the option) to the same extent that he was entitled to exercise it as of the date of such resignation or removal.

    (d) The holder of an option shall have none of the rights of a stockholder with respect to the shares subject to option until such shares shall be issued to him upon the exercise of his option.

    (e) With respect to persons subject to Section 16 under the 1934 Act, options granted thereunder must be held by the optionee for at least six
(6) months from the date of grant to the date of disposition of the option (other than by exercise) or the Common stock underlying such option.

    11.  TERMINATION OF EMPLOYMENT.

    (a) Any employee of the Company or a subsidiary who has been issued an option thereunder must exercise the option prior to his termination of employment, except that if an employee terminates his employment voluntarily, such employee shall be permitted to exercise any such option then held by him at any time within three (3) months after such termination (but in any case not after ten (10) years from the date of the granting thereof) to the same extent that he was entitled to exercise it at the date of such termination of employment.

    (b) If the holder of an Incentive Stock Option or a Non-Qualified Option terminates employment on account of disability he may exercise such option to the extent he was entitled to exercise it at the date of such termination at any time within one (1) year of the termination of his employment (but in any case not after ten (10) years from the date of the granting thereof). For this purpose a person shall be deemed to be disabled if he is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, shall mean that he is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of not less than 12 months. A person shall be considered disabled only if he furnishes such proof of disability as the Committee may require.

    (c) If the holder of an Incentive Stock Option or Non-Qualified Option issued thereunder retires on or after the attainment of age sixty-five (65), such options may be exercised as determined by the Committee but in no event more than ten (10) years after the date of granting thereof.

    (d) If the employment of the holder of an Incentive Stock Option or Non-Qualified Option is terminated for "cause," all such options not yet exercised shall be exercisable within seven (7) days of such termination, and shall thereafter cease to be of any further force or effect. For purposes of the foregoing, "cause" shall have the meaning set forth from time to time in the employee handbook generally distributed by the Company to its employees.

    (e) Incentive Stock Option and Non-Qualified Options granted under the Plan shall not be affected by any change of employment so long as the holder thereof continues to be an employee of the Company or a subsidiary of the Company. The option agreements relating to Incentive Stock Options and Non-Qualified Options may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or in any Incentive Stock Option or Non-Qualified Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or a subsidiary of the Company or interfere in any way with the right of the Company or a subsidiary of the Company to terminate such individual's employment at any time.

    12.  DEATH OF HOLDER OF OPTION.

    In the event of the death of an individual to whom an Incentive Stock Option or Non-Qualified Option has been granted under the Plan, while he is employed by the Company (or a subsidiary of the Company) or within three (3) months after the termination of his employment (or one (1) year in the case of the termination of employment of an option holder who is disabled as above provided), the Incentive Stock Option or Non-Qualified Option heretofore granted to him may be exercised, to the extent that he was entitled to exercise it at the date of such death, by a legatee or legatees of the option holder under his last will, or by his personal representatives or distributees, at any time within a period of two (2) years after his death (but in any case not after ten
(10) years from the date of granting thereof), and only if and to the extent that he was entitled to exercise the option at the date of his death.

    13.  NON-TRANSFERABILITY OF OPTIONS.

    Each option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descentand distribution and an option may be exercised, during the lifetime of the holder thereof, only by him.

    14.  SUCCESSIVE OPTION GRANTS.

    Successive option grants may be made to any holder of options under the Plan.

    15.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR CORPORATE ACQUISITIONS.

    (a) In the event of a consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a separation, reorganization or liquidation of the Company, each holder of an outstanding option issued in accordance herewith shall be entitled to receive upon exercise and payment in accordance with the option's terms the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his option, or, if another corporation shall be the survivor, such corporation shall substitute therefor substantially equivalent shares, securities or property of such other corporation; provided, however, in lieu of the foregoing the Committee may upon written notice to each holder of an outstanding Incentive Stock Option or Non-Qualified Option provide that such option (but not a Board Option) shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In connection with such notice, the Committee may in its discretion accelerate or waive any deferred exercise period.

    (b) In the event the Company or a subsidiary of the Company enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

    (c) The number of shares of Common Stock for which options may be granted thereunder and any references to specific amounts of shares (including but not limited to those references set forth in Section 5 hereof) shall be appropriately adjusted if the number of outstanding shares of Common Stock of the Company is increased or reduced by split-up, reclassification, stock dividend or the like. The number of shares previously optioned thereunder and not theretofore delivered and the option price per share shall likewise be adjusted whenever the number of outstanding shares of Common Stock is increased or reduced by any such procedure.

    16.  AMENDMENT AND TERMINATION.

    (a) The Board of Directors may at any time terminate the Plan, or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board of Directors may not, without further approval by the holders of Common Stock: increase the maximum number of shares as to which options may be granted under the Plan (except under the anti-dilution provisions contained in Section 15 hereof); change the class of persons to whom options may be granted; withdraw the authority to administer the Plan(insofar as it relates to Incentive Stock Options and Non-Qualified Options) from the Committee; extend the duration of the Plan; provide for any discretion to be vested in the Committee or any other entity with respect to the award of the Board Options; or materially increase the benefits accruing to persons subject to Section 16 of the 1934 Act. No termination or amendment of the Plan may, without the consent of the optionee to whom any option shall theretofore have been granted, adversely affect the rights of such optionee under such option.

    (b) The provisions of this Plan relating to the Board Options shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the respective rules thereunder.

    17.  EFFECTIVENESS OF THE PLAN.

    The Plan shall become effective upon adoption by the Board of Directors subject, however, to its further approval by the stockholders of the Company given within twelve months of the date the Plan is adopted by the Board of Directors at a regular meeting of the stockholders or at a special meeting duly called and held for such purpose. Grants of options may be made prior to such stockholder approval but all option grants made prior to stockholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such options shall not be effective for any purpose.

    18.  WITHHOLDING OF APPLICABLE TAXES.

    The Company shall be entitled to withhold the amount of any tax attributable to any shares deliverable under this Plan after giving the person entitled to receive such shares notice as far in advance as practicable, and the Company may defer making delivery if any such tax may be pending unless and until indemnified to its satisfaction. Alternatively, the Company shall have the right to reduce the number of shares otherwise required to be delivered upon exercise of an option granted thereunder by an amount which would have a fair value on the date of such exercise equal to all taxes required to be withheld by the Company with respect to such exercise. In connection with such withholding, the Company may make any such arrangements as are consistent with this Plan as it may deem appropriate.

    19.  TIME OF GRANTING OF OPTIONS.

    (a) A grant of an Incentive Stock Option or Non-Qualified Option under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an award of an option (but in no event prior to the adoption of the Plan by the Board of Directors); provided, that such option is evidenced by a written option agreement duly executed on behalf of the Company and on behalf of the optionee within a reasonable time after the date of the Committee action.

    (b) A grant of a Board Option shall be deemed to be made on the applicable dates provided in Section 5 hereof.

    20.  TERM OF PLAN.

    This Plan shall terminate ten (10) years after the date on which it is approved and adopted by the Board of Directors and no option shall be granted thereunder after the expiration of such ten-year period. Options outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected thereby.

                                     * * *

    The 1992 Repligen Corporation Stock Option Plan was approved and adopted by the Board of Directors of the Company on April 17, 1992. Amendments were approved on April 14, 1994 and on September 10, 1996.

            RESOLUTION OF BOARD OF DIRECTORS OF REPLIGEN CORPORATION AMENDING THE 1992 REPLIGEN CORPORATION STOCK OPTION PLAN, AS AMENDED

    That the Board of Directors of Repligen Corporation (the "Corporation"), duly and validly adopted the following resolutions at a meeting of the Board of Directors on June 22, 2000:

RESOLVED:       That, subject to the approval of the stockholders of the
                Corporation, the 1992 Repligen Corporation Stock Option Plan
                as amended (the "Plan") be amended by deleting Section 5 in its entirety and replacing it with the following:

                "5. Issuance of Board Options

                Subject to the limitations set forth in this Section 5,
                (i) each non-employee director of the Company, for so long as such person remains a non-employee director of the Company, shall be entitled to receive an annual option to purchase 10,000 shares of Common Stock to vest in full on the first anniversary of the date of the grant, provided such person is still a director on such anniversary and
                (ii) each person who becomes a member of the Board of Directors who is not employed by the Company after the effective date of the Plan shall receive, at the time such person first becomes a member of the Board of Directors, an option to purchase 24,000 shares of Common Stock, vesting equally over a three-year period from the date of grant.
                Notwithstanding anything to the contrary contained herein, no person shall be entitled to receive Board Options pursuant to the Plan covering more than an aggregate 100,000 shares. Those options granted to non-employee directors pursuant to this Section 5 are referred to herein as "Board
                Options." "

                and that the amended Plan is hereby approved and adopted in accordance with Section 16 of the Plan.

RESOLVED:       That the foregoing amendment to the Plan is hereby declared to be advisable and in the best interests of the Corporation and its stockholders, and that the appropriate officers of the Corporation be, and each of them acting singly hereby
                is, authorized and directed to present such proposed
                amendment to the stockholders of the Corporation for their approval at the next Annual Meeting of Stockholders.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. The sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advanced for your prompt consideration of these matters.

Sincerely,
Repligen Corporation

                                      PROXY

                               REPLIGEN CORPORATION

                                117 FOURTH AVENUE
                                NEEDHAM, MA 02494

                        SOLICITED BY THE BOARD OF DIRECTORS
                      FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints Walter C. Herlihy and Daniel P. Witt, and each of them alone, proxies with full power of substitution, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Repligen Corporation to be held on the 14th day, September, 2000 at 10:00 a.m., local time, at the offices of the Corporation, 117 Fourth Avenue, Needham, Massachusetts 02494, and any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated July 21, 2000, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as they may be incidental to the meeting or any adjournments thereof.

---------------                                                  -------------
  SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
     SIDE                                                             SIDE
---------------                                                  -------------


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2. Call the toll-free number                 2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).             http://www.eproxyvote.com/rgen

3. Enter your 14-digit Voter Control         3. Enter your 14-digit Voter
   Number located on your Proxy Card            Control Number located on your
   above your name.                             Proxy Card above your name.

4. Follow the recorded instructions.         4. Follow the instructions
                                                provided.
--------------------------------------       ---------------------------------
YOUR VOTE IS IMPORTANT!                      YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                 Go to http://www.eproxyvote.com/
                                             rgen anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

Please mark
votes as in
this example.              / X /

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEM 2 AND 3, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 4 TO HAVE THE PROXIES VOTED UPON SUCH ADJORNMENTS THEREOF.

1. To elect five persons to the Board of Directors for the ensuing year.

Nominees: Robert J. Hennessey, Walter C. Herlihy, Ph.D., G. William Miller, Alexander Rich, M.D., Paul Schimmel, Ph.D

For               Withheld       For all nominees except as noted above
/   /              /   /         /   /_________________________________

2. To ratify the selection of Arthur Andersen LLP as the independent auditors of Repligen for the fiscal year ending March 31, 2001.

For               Against       Abstain
/   /              /   /         /   /

3. To consider and act upon a proposal to amend the 1992 Repligen Corporation Stock Option Plan, as amended, to increase both the number of options the Company automatically grants per year and the aggregate number of options granted to its non-employee directors.

For               Against       Abstain
/   /              /   /         /   /

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

/   /  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.

 (If signing as attorney, executor, trustee, or guardian, please give your full title as such. If stock is held jointly, each owner should sign.)


Signature:               Date:                 Signature:         Date:
          ----------          -----------                --------       ------